Exhibit 99.1

Ventas, Inc.	111 South Wacker Drive, Suite 4800	Chicago, Illinois 60606	(877) 4VENTAS	www.ventasreit.com

Contacts:	Debra A. Cafaro
Chairman, President and CEO
or
Richard A. Schweinhart
Executive Vice President and CFO
(877) 4VENTAS

VENTAS REPORTS 20 PERCENT INCREASE IN SECOND QUARTER NORMALIZED FFO

TO $98.7 MILLION

Company Earns Normalized FFO Per Share of $0.71 and FAD of $0.68 in Second Quarter

Second Quarter Investments Total $173 Million

CHICAGO, IL (August 5, 2008) – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that second quarter 2008 normalized Funds from Operations (“FFO”) increased 20 percent to $98.7 million from $82.1 million in the second quarter of 2007. Normalized FFO per diluted common share was $0.71 in the second quarter of 2008, compared to $0.70 in the second quarter of 2007.

Second quarter results benefited from increased revenue due to a full quarter in 2008 of its 79 high-quality, private-pay seniors housing assets managed by Sunrise Senior Living, Inc. (NYSE: SRZ) (“Sunrise”) that were acquired primarily in late April 2007. The quarter also benefited from rental increases from the Company’s triple-net lease portfolio, accretive investments and lower expenses at the Company’s senior living operations. Higher weighted average diluted shares outstanding of 138.7 million in the second quarter of 2008, compared to 117.8 million in the second quarter of 2007 impacted per share amounts. Normalized FFO for the three months ended June 30, 2008 excludes the net benefit (totaling $2.7 million) from income taxes, offset by merger-related and other costs.

“Our balance sheet and liquidity position are strong and our diverse portfolio of triple-net leased and operating assets continues to deliver reliable cash flows and positive results,” Ventas Chairman, President and Chief Executive Officer Debra A. Cafaro said. “We are operating from a position of strength that enables us to invest and grow despite a challenging capital markets and economic environment.”

FFO per diluted common share, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), in the second quarter of 2008 decreased to $0.73 from $0.87 a year earlier, due to an $18.6 million gain from a foreign currency hedge in the second quarter of 2007 and higher weighted average diluted shares outstanding in the second quarter of 2008.

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Ventas Reports Second Quarter Results

August 5, 2008

Normalized FFO for the six months ended June 30, 2008 was $191.0 million, or $1.39 per diluted common share, a 24 percent increase from $154.2 million, or $1.37 per diluted common share, for the comparable 2007 period. Normalized FFO for the six months ended June 30, 2008 excludes the net benefit (totaling $12.6 million) from income taxes, offset by merger-related and other costs.

SUNRISE PORTFOLIO

Total Portfolio

The Company’s operating portfolio contains 79 seniors housing communities in North America that are managed by Sunrise. Ventas owns 100 percent of 18 of these communities and has a partnership share of between 75 percent and 85 percent in the remaining 61 communities, with Sunrise owning the minority interest in those 61 communities.

Net Operating Income after management fees (“NOI”) for those 79 communities was $38.0 million for the three months ended June 30, 2008. Ventas’s partnership share of NOI was $33.1 million for the same period.

74 Stabilized Communities

For the 74 stabilized Sunrise communities, total community NOI was $36.8 million for the three months ended June 30, 2008. Ventas’s partnership share of NOI was $32.1 million for the same period. Average daily rate in these communities increased 5.5 percent versus the Company’s two-month ownership period in the second quarter of 2007 and declined slightly versus first quarter of 2008. The stabilized communities averaged 91 percent occupancy during the second quarter of 2008, compared to 92 percent in the first quarter of 2008 and the Company’s two-month ownership period in the second quarter of 2007. During the second quarter of 2008, one asset was reclassified from lease-up to stabilized.

Five Communities in Lease-up

Ventas’s Sunrise portfolio also contains five recently developed communities that are in lease-up. Total community NOI for the five lease-up communities was $1.2 million during the second quarter of 2008 versus $0.5 million in the first quarter of 2008. The increase is due to a five percentage point sequential quarterly increase in occupancy (75 percent compared to 70 percent) for the four “mansion” assisted living communities included in the lease-up portfolio. Average occupancy for the 229-unit independent living community located in Ontario and acquired by the Company in December 2007 (“Steeles”) increased from 34 percent in the first quarter of 2008 to 46 percent in the second quarter of 2008.

Ventas’s partnership share of NOI for the five lease-up assets was $1.0 million for the three months ended June 30, 2008, compared to $0.4 million in first quarter of 2008.

GAAP NET INCOME

Net income applicable to common shares for the quarter ended June 30, 2008 was $71.1 million, or $0.51 per diluted common share, after discontinued operations of $27.7 million, compared with net income applicable to common shares for the quarter ended June 30, 2007 of $174.6 million, or $1.48 per diluted common share, after discontinued operations of $135.2 million.

Net income applicable to common shares for the six months ended June 30, 2008 was $103.1 million, or $0.75 per diluted common share, after discontinued operations of $28.6 million, compared with net income applicable to common shares for the six months ended June 30, 2007 of $219.7 million, or $1.96 per diluted common share, after discontinued operations of $136.7 million.

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Ventas Reports Second Quarter Results

August 5, 2008

SECOND QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

Portfolio, Performance and Balance Sheet Highlights

Dispositions

•

As previously announced, in April, Ventas sold seven healthcare assets for an aggregate sale price of $68.6 million or $90,000 per bed. Ventas recognized a gain from the sale of $25.9 million in the second quarter. The Company also received a $1.6 million lease termination fee.

•

In July, Ventas entered into an agreement to sell five seniors housing assets to the current tenant for an aggregate sale price of $62.5 million. The contract price represents $145,000 per unit and a capitalization rate of approximately 6.5 percent on rent and EBITDAR (earnings before interest, taxes, depreciation, amortization and rent) at the assets. Although there can be no assurances, the Company expects to close the sale in the third quarter of 2008 and record a gain.

Investments

•

In April, Ventas purchased $50 million principal amount of fixed rate unsecured corporate debt issued by a national acute care hospital company at a discount for $44.8 million. This debt matures in October 2012, and the effective interest rate is 9.2 percent to maturity.

•

In May, Ventas acquired a medical office building (“MOB”) in Casper, Wyoming for approximately $29 million. The MOB will be occupied by a partnership between a major national specialty hospital operator and a prominent local physician group, and is expected to generate a lease yield of approximately nine percent to Ventas.

•

On June 30, 2008, Ventas purchased $112.5 million principal amount of first mortgage debt issued by a national provider of healthcare services, primarily skilled nursing care. The debt was purchased at a discount for $98.8 million, resulting in an effective interest rate to maturity of LIBOR plus 533 basis points. The loan-to-value of Ventas’s investment is approximately 38 percent. The debt matures in January 2012, and the borrower has a one-year extension option subject to certain conditions. The debt purchased by Ventas is senior in priority to approximately $3.3 billion of invested capital in the borrower.

Portfolio

•	With the closed acquisition and divestiture activity:

•	annualized revenue from Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) represents approximately 28 percent of the Company’s annualized total revenues;

•	annualized revenue from private-pay, non-government-reimbursed owned assets represents 68 percent of the Company’s annualized total revenues, computed on the same pro forma basis;

•

annualized revenue from the Company’s operating assets, where rent is paid directly from residents of the Company’s operating seniors housing communities and MOB tenants, constitutes approximately 45 percent of its annualized total revenues, computed on the same pro forma basis;

•	assets leased to Kindred represent approximately fifteen percent of the Company’s total real estate assets (measured on a gross book value basis) on its consolidated balance sheet; and

•	annualized revenue for the above computations is determined by excluding the Company’s partner’s share in revenue in the numerator and the denominator.

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Ventas Reports Second Quarter Results

August 5, 2008

•

The 203 skilled nursing facilities (“SNFs”) and hospitals (“LTACs”) leased by the Company to Kindred produced EBITDARM (earnings before interest, taxes, depreciation, amortization, rent and management fees) to actual cash rent coverage of 2.2 times for the trailing twelve-month period ended March 31, 2008 (the latest date available).

•

Supplemental information regarding Ventas’s portfolio of 514 seniors housing and healthcare assets is available on the Company’s website under the “For Investors” section or at www.ventasreit.com/investors/supplemental.asp.

Balance Sheet

•	The Company’s debt to total capitalization at June 30, 2008 was approximately 36 percent.

Medicare Reimbursement – Skilled Nursing Facilities

•

On July 31, 2008, the Centers for Medicare & Medicaid Services (“CMS”) issued its final Medicare reimbursement update for SNFs for Reimbursement Year (“RY”) 2009, commencing October 1, 2008 and ending September 30, 2009. Under the rule, for RY 2009 SNFs will receive a “market basket” rate increase of 3.4 percent.

VENTAS REAFFIRMS 2008 NORMALIZED FFO AND FAD GUIDANCE

Ventas reaffirmed that it expects its 2008 normalized FFO to be between $2.75 and $2.82 per diluted common share and FAD to be between $2.56 and $2.63 per diluted common share. The Company’s normalized FFO and FAD guidance for all periods is subject to certain assumptions and qualifications, which have been previously disclosed, and which are subject to change and outside the control of the Company. There can be no assurance that the Company will achieve these results. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

SECOND QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release on August 6, 2008, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The conference call is being webcast live by CCBN and can be accessed at the Company’s website at www.ventasreit.com or www.earnings.com. An online replay of the webcast will be available at approximately 12:00 p.m. Eastern Time and will be archived for 30 days.

Ventas, Inc. is a leading healthcare real estate investment trust. At the date of this press release, Ventas owns 514 seniors housing and healthcare-related properties located in 43 states and two Canadian provinces. Its diverse portfolio includes 253 seniors housing communities, 192 skilled nursing facilities, 41 hospitals and 28 medical office and other properties. More information about Ventas can be found on its website at www.ventasreit.com.

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Ventas Reports Second Quarter Results

August 5, 2008

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas, Inc.’s (“Ventas” or the “Company”) and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. Factors that may affect the Company’s plans or results include without limitation: (a) the ability and willingness of the Company’s operators, tenants, borrowers, managers and other third parties, as applicable, to meet and/or perform the obligations under their various contractual arrangements with the Company; (b) the ability and willingness of Kindred Healthcare, Inc. (together with its subsidiaries, “Kindred”), Brookdale Living Communities, Inc. (together with its subsidiaries, “Brookdale”) and Alterra Healthcare Corporation (together with its subsidiaries, “Alterra”) to meet and/or perform their obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities under the Company’s respective contractual arrangements with Kindred, Brookdale and Alterra; (c) the ability of the Company’s operators, tenants, borrowers and managers, as applicable, to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities; (d) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s cost of borrowing; (h) the ability of the Company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (i) the results of litigation affecting the Company; (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete; (k) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (l) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (m) final determination of the Company’s taxable net income for the year ended December 31, 2007 and for the year ending December 31, 2008; (n) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants; (o) risks associated with the Company’s seniors housing communities managed by Sunrise Senior Living, Inc. (“Sunrise”), including the timely delivery of accurate property-level financial results for the Company’s properties; (p) factors causing volatility in the Company’s revenues generated by its seniors housing communities managed by Sunrise, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs and professional and general liability claims; (q) the movement of U.S. and Canadian exchange rates; (r) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (s) the impact on the liquidity, financial condition and results of operations of the Company’s operators, tenants, borrowers and managers, as applicable, resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of the Company’s operators, tenants, borrowers and managers to accurately estimate the magnitude of such liabilities; (t) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (u) the impact of the Sunrise strategic review process and accounting, legal and regulatory issues. Many of these factors are beyond the control of the Company and its management.

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Ventas Reports Second Quarter Results

August 5, 2008

CONSOLIDATED BALANCE SHEETS

As of June 30, 2008, March 31, 2008, December 31, 2007, September 30, 2007 and June 30, 2007

(In thousands, except per share amounts)

	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007
Assets
Real estate investments:
Land	$569,711	$567,523	$572,092	$564,462	$551,463
Buildings and improvements	5,700,555	5,668,239	5,718,273	5,548,290	5,500,868

	6,270,266	6,235,762	6,290,365	6,112,752	6,052,331
Accumulated depreciation	(905,608)	(855,148)	(816,352)	(765,598)	(718,342)

Net real estate property	5,364,658	5,380,614	5,474,013	5,347,154	5,333,989
Loans receivable, net	118,565	19,945	19,998	35,556	34,792

Net real estate investments	5,483,223	5,400,559	5,494,011	5,382,710	5,368,781
Cash and cash equivalents	29,268	51,347	28,334	28,573	30,138
Escrow deposits and restricted cash	40,038	52,621	54,077	89,807	99,058
Deferred financing costs, net	20,742	21,978	22,836	22,280	23,202
Notes receivable-related parties	1,752	2,109	2,092	2,144	2,126
Other	142,038	123,174	115,278	136,106	148,148

Total assets	$5,717,061	$5,651,788	$5,716,628	$5,661,620	$5,671,453

Liabilities and stockholders’ equity
Liabilities:
Senior notes payable and other debt	$3,251,418	$3,157,111	$3,360,499	$3,267,705	$3,284,642
Deferred revenue	8,050	8,700	9,065	9,665	10,219
Accrued interest	20,261	46,748	20,790	46,752	21,157
Accounts payable and other accrued liabilities	142,399	142,386	173,576	152,753	140,493
Deferred income taxes	282,080	286,153	297,590	313,987	309,215

Total liabilities	3,704,208	3,641,098	3,861,520	3,790,862	3,765,726
Minority interest	30,957	32,316	31,454	26,781	26,622

Commitments and contingencies

Stockholders’ equity:
Preferred stock, 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 138,477, 138,369, 133,665, 133,451 and 133,366 shares issued at June 30, 2008, March 31, 2008, December 31, 2007, September 30, 2007 and June 30, 2007, respectively	34,619	34,592	33,416	33,371	33,350
Capital in excess of par value	2,021,074	2,015,661	1,821,294	1,817,809	1,814,637
Accumulated other comprehensive income	12,831	14,819	17,416	6,652	9,482
Retained earnings (deficit)	(86,610)	(86,698)	(47,846)	(13,761)	21,636
Treasury stock, 0, 0, 14, 3 and 0 shares at June 30, 2008, March 31, 2008, December 31, 2007, September 30, 2007 and June 30, 2007, respectively	(18)	—	(626)	(94)	—

Total stockholders’ equity	1,981,896	1,978,374	1,823,654	1,843,977	1,879,105

Total liabilities and stockholders’ equity	$5,717,061	$5,651,788	$5,716,628	$5,661,620	$5,671,453

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Ventas Reports Second Quarter Results

August 5, 2008

CONSOLIDATED STATEMENTS OF INCOME

For the Three and Six Months Ended June 30, 2008 and 2007

(In thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Rental income	$123,889	$118,252	$246,596	$234,597
Resident fees and services	107,312	71,400	215,038	71,400
Income from loans and investments	1,480	1,679	1,947	2,502
Interest and other income	832	586	1,696	835

Total revenues	233,513	191,917	465,277	309,334
Expenses:
Interest	52,444	54,414	105,308	93,223
Depreciation and amortization	57,975	57,467	129,635	89,746
Property-level operating expenses	71,842	50,407	148,799	51,348
General, administrative and professional fees (including non-cash stock-based compensation expense of $2,541 and $1,820 for the three months ended 2008 and 2007, respectively, and $4,490 and $3,834 for the six months ended 2008 and 2007, respectively)	9,610	8,023	17,867	15,604
Foreign currency gain	(27)	(18,575)	(106)	(24,361)
Merger-related expenses	1,234	792	1,880	792
Loss on extinguishment of debt	195	—	116	—

Total expenses	193,273	152,528	403,499	226,352

Income before income taxes, minority interest and discontinued operations	40,240	39,389	61,778	82,982
Income tax benefit	3,712	5,611	13,750	5,611

Income before minority interest and discontinued operations	43,952	45,000	75,528	88,593
Minority interest, net of tax	545	408	1,023	413

Income from continuing operations	43,407	44,592	74,505	88,180
Discontinued operations	27,659	135,205	28,613	136,723

Net income	71,066	179,797	103,118	224,903
Preferred stock dividends and issuance costs	—	5,199	—	5,199

Net income applicable to common shares	$71,066	$174,598	$103,118	$219,704

Earnings per common share:
Basic:
Income from continuing operations applicable to common shares	$0.31	$0.34	$0.54	$0.75
Discontinued operations	0.20	1.15	0.21	1.22

Net income applicable to common shares	$0.51	$1.49	$0.75	$1.97

Diluted:
Income from continuing operations applicable to common shares	$0.31	$0.33	$0.54	$0.74
Discontinued operations	0.20	1.15	0.21	1.22

Net income applicable to common shares	$0.51	$1.48	$0.75	$1.96

Weighted average shares used in computing earnings per common share:
Basic	138,133	117,419	137,257	111,763
Diluted	138,737	117,825	137,705	112,264
Dividends declared per common share	$0.5125	$0.475	$1.0250	$0.950

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Ventas Reports Second Quarter Results

August 5, 2008

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	2008 Quarters		2007 Quarters
	Second	First	Fourth	Third	Second
Revenues:
Rental income	$123,889	$122,707	$122,806	$119,362	$118,252
Resident fees and services	107,312	107,726	106,888	103,938	71,400
Income from loans and investments	1,480	467	471	477	1,679
Interest and other income	832	864	583	712	586

Total revenues	233,513	231,764	230,748	224,489	191,917

Expenses:
Interest	52,444	52,864	54,723	53,373	54,414
Depreciation and amortization	57,975	71,660	72,018	70,189	57,467
Property-level operating expenses	71,842	76,957	75,395	71,382	50,407
General, administrative and professional fees (including non-cash stock-based compensation expense of $2,541, $1,949, $1,891, $1,768 and $1,820, respectively)	9,610	8,257	11,506	9,315	8,023
Foreign currency (gain) loss	(27)	(79)	(35)	116	(18,575)
Merger-related expenses	1,234	646	652	1,535	792
Loss (gain) on extinguishment of debt	195	(79)	—	(88)	—

Total expenses	193,273	210,226	214,259	205,822	152,528

Income before income taxes, minority interest and discontinued operations	40,240	21,538	16,489	18,667	39,389
Income tax benefit	3,712	10,038	12,968	9,463	5,611

Income before minority interest and discontinued operations	43,952	31,576	29,457	28,130	45,000
Minority interest, net of tax	545	478	610	675	408

Income from continuing operations	43,407	31,098	28,847	27,455	44,592
Discontinued operations	27,659	954	554	559	135,205

Net income	71,066	32,052	29,401	28,014	179,797
Preferred stock dividends and issuance costs	—	—	—	—	5,199

Net income applicable to common shares	$71,066	$32,052	$29,401	$28,014	$174,598

Earnings per common share:
Basic:
Income from continuing operations applicable to common shares	$0.31	$0.23	$0.22	$0.21	$0.34
Discontinued operations	0.20	0.01	0.00	0.00	1.15

Net income applicable to common shares	$0.51	$0.24	$0.22	$0.21	$1.49

Diluted:
Income from continuing operations applicable to common shares	$0.31	$0.22	$0.22	$0.21	$0.33
Discontinued operations	0.20	0.01	0.00	0.00	1.15

Net income applicable to common shares	$0.51	$0.23	$0.22	$0.21	$1.48

Shares used in computing earnings per common share:
Basic	138,133	136,381	133,300	133,205	117,419
Diluted	138,737	136,673	133,685	133,503	117,825

Dividends declared per common share	$0.5125	$0.5125	$0.475	$0.475	$0.475

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Ventas Reports Second Quarter Results

August 5, 2008

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2008 and 2007

(In thousands)

	For the Six Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net income	$103,118	$224,903
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	129,811	91,785
Amortization of deferred revenue and lease intangibles, net	(5,383)	(3,602)
Other amortization expenses	1,129	1,659
Stock-based compensation	4,490	3,834
Straight-lining of rental income	(7,429)	(8,606)
Gain on extinguishment of debt	(91)	—
Gain on sale of real estate assets (including amounts in discontinued operations)	(25,869)	(129,478)
Income tax benefit	(13,750)	(5,611)
Loss on bridge financing	—	2,550
Net gain on sale of marketable equity securities	—	(864)
Other	1,737	23
Changes in operating assets and liabilities:
Decrease (increase) in other assets	5,450	(9,646)
Decrease in accrued interest	(570)	(2,497)
(Decrease) increase in other liabilities	(21,461)	1,389

Net cash provided by operating activities	171,182	165,839
Cash flows from investing activities:
Net investment in real estate property	(6,360)	(1,220,915)
Investment in loans receivable	(98,826)	—
Purchase of marketable debt securities	(44,780)	—
Proceeds from real estate disposals	58,379	157,400
Proceeds from sale of securities	—	7,773
Proceeds from loans receivable	288	15,685
Capital expenditures	(3,836)	(1,202)
Other	340	340

Net cash used in investing activities	(94,795)	(1,040,919)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(83,416)	156,200
Issuance of bridge financing	—	1,230,000
Repayment of bridge financing	—	(1,230,000)
Proceeds from debt	6,354	8,315
Repayment of debt	(52,617)	(131,716)
Debt and preferred stock issuance costs	—	(4,300)
Payment of deferred financing costs	(689)	(5,403)
Issuance of common stock	191,668	1,045,979
Cash distribution to preferred stockholders	—	(3,449)
Cash distribution to common stockholders	(141,882)	(155,842)
Other	5,257	(2,394)

Net cash (used in) provided by financing activities	(75,325)	907,390

Net increase in cash and cash equivalents	1,062	32,310
Effect of foreign currency translation on cash and cash equivalents	(128)	(3,418)
Cash and cash equivalents at beginning of period	28,334	1,246

Cash and cash equivalents at end of period	$29,268	$30,138

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Ventas Reports Second Quarter Results

August 5, 2008

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	2008 Quarters		2007 Quarters
	Second	First	Fourth	Third	Second
Cash flows from operating activities:
Net income	$71,066	$32,052	$29,401	$28,014	$179,797
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	57,975	71,836	72,544	70,716	58,352
Amortization of deferred revenue and lease intangibles, net	(2,272)	(3,111)	(3,190)	(3,027)	(2,998)
Other amortization expenses	491	638	475	322	549
Stock-based compensation	2,541	1,949	1,891	1,768	1,820
Straight-lining of rental income	(3,670)	(3,759)	(4,379)	(4,326)	(4,337)
Loss (gain) on extinguishment of debt	17	(108)	—	—	—
Gain on sale of real estate assets (including amounts in discontinued operations)	(25,869)	—	—	—	(129,478)
Net gain on sale of marketable equity securities	—	—	—	—	(864)
Loss on bridge financing	—	—	—	—	2,550
Income tax benefit	(3,712)	(10,038)	(12,968)	(9,463)	(5,611)
Realized gain on foreign currency hedge	—	—	—	—	5,786
Unrealized gain on foreign currency hedge	—	—	—	—	—
Other	936	801	(264)	463	(11)
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(10,278)	15,728	29,386	25,972	6,931
(Decrease) increase in accrued interest	(26,528)	25,958	(27,534)	25,125	(28,245)
Increase (decrease) in other liabilities	5,859	(27,320)	(33,525)	46,570	(6,542)

Net cash provided by operating activities	66,556	104,626	51,837	182,134	77,699
Cash flows from investing activities:
Net investment in real estate property	(389)	(5,971)	(54,604)	(72,835)	(1,190,564)
Investment in loans receivable	(98,826)	—	—	—	—
Purchase of marketable debt securities	(44,780)	—	—	—	—
Proceeds from real estate disposals	58,379	—	—	—	157,400
Proceeds from sale of securities	—	—	—	—	2,701
Proceeds from loans receivable	226	62	(525)	643	15,575
Capital expenditures	(2,904)	(932)	(2,928)	(2,242)	(1,166)
Other	357	(17)	52	(18)	358

Net cash used in investing activities	(87,937)	(6,858)	(58,005)	(74,452)	(1,015,696)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	88,800	(172,216)	46,027	(25,641)	4,700
Issuance of bridge financing	—	—	—	—	1,230,000
Repayment of bridge financing	—	—	—	—	(1,230,000)
Proceeds from debt	1,353	5,001	44,422	1,095	8,315
Repayment of debt	(23,413)	(29,204)	(40,838)	(12,059)	(14,446)
Debt and preferred stock issuance costs	—	—	—	—	(4,300)
Payment of deferred financing costs	(14)	(675)	(2,322)	(131)	(4,991)
Issuance of common stock	—	191,668	1,589	(250)	1,045,979
Cash distribution to preferred stockholders	—	—	—	—	(3,449)
Cash distribution to common stockholders	(70,976)	(70,906)	(63,486)	(63,411)	(63,371)
Other	3,391	1,866	11,165	2,099	3,116

Net cash (used in) provided by financing activities	(859)	(74,466)	(3,443)	(98,298)	971,553

Net (decrease) increase in cash and cash equivalents	(22,240)	23,302	(9,611)	9,384	33,556
Effect of foreign currency translation on cash and cash equivalents	161	(289)	9,372	(10,949)	(3,418)
Cash and cash equivalents at beginning of period	51,347	28,334	28,573	30,138	—

Cash and cash equivalents at end of period	$29,268	$51,347	$28,334	$28,573	$30,138

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Ventas Reports Second Quarter Results

August 5, 2008

FUNDS FROM OPERATIONS, NORMALIZED FFO AND FUNDS AVAILABLE

FOR DISTRIBUTION

(In thousands, except per share amounts)

	2008 Quarters		2007 Quarters
	Second	First	Fourth	Third	Second
Net income applicable to common shares	$71,066	$32,052	$29,401	$28,014	$174,598
Adjustments:
Depreciation and amortization on real estate assets	57,791	71,480	71,840	70,022	57,300
Depreciation on real estate assets related to minority interest	(1,578)	(1,501)	(1,391)	(1,420)	(938)
Discontinued operations:
Gain on sale of real estate assets	(25,869)	—	—	—	(129,478)
Depreciation and amortization on real estate assets	—	176	527	527	730

FFO	101,410	102,207	100,377	97,143	102,212
Gain on foreign currency hedge	—	—	—	—	(18,528)
Preferred stock issuance costs	—	—	—	—	1,750
Bridge loan fee	—	—	—	—	2,550
Merger-related expenses	1,234	646	652	1,535	792
Gain on sale of securities	—	—	—	—	(864)
Income tax benefit	(4,171)	(10,404)	(13,342)	(9,897)	(5,856)
Loss (gain) on extinguishment of debt	195	(79)	—	(88)	—

Normalized FFO	98,668	92,370	87,687	88,693	82,056
Straight-lining of rental income	(3,670)	(3,759)	(4,379)	(4,326)	(4,337)
Routine capital expenditures	(1,133)	(823)	(2,927)	(2,243)	(1,166)

FAD	$93,865	$87,788	$80,381	$82,124	$76,553

Per diluted share(1):
Net income applicable to common shares	$0.51	$0.23	$0.22	$0.21	$1.48
Adjustments:
Depreciation and amortization on real estate assets	0.42	0.52	0.54	0.53	0.49
Depreciation on real estate assets related to minority interest	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Discontinued operations:
Gain on sale of real estate assets	(0.19)	—	—	—	(1.10)
Depreciation and amortization on real estate assets	—	0.00	0.00	0.00	0.01

FFO	0.73	0.75	0.75	0.73	0.87
Gain on foreign currency hedge	—	—	—	—	(0.16)
Preferred stock issuance costs	—	—	—	—	0.01
Bridge loan fee	—	—	—	—	0.02
Merger-related expenses	0.01	0.01	0.00	0.01	0.01
Gain on sale of securities	—	—	—	—	(0.01)
Income tax benefit	(0.03)	(0.08)	(0.10)	(0.07)	(0.05)
Loss (gain) on extinguishment of debt	0.00	(0.00)	—	(0.00)	—

Normalized FFO	0.71	0.68	0.66	0.66	0.70
Straight-lining of rental income	(0.03)	(0.03)	(0.03)	(0.03)	(0.04)
Routine capital expenditures	(0.01)	(0.01)	(0.02)	(0.02)	(0.01)

FAD	$0.68	$0.64	$0.60	$0.62	$0.65

(1)	Per share amounts may not add due to rounding.

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Ventas Reports Second Quarter Results

August 5, 2008

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO and FAD appropriate measures of performance of an equity REIT. The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. FAD represents normalized FFO excluding straight-line rental adjustments and routine capital expenditures.

FFO and FAD presented herein are not necessarily comparable to FFO and FAD presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Neither FFO nor FAD should be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is FFO or FAD necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and FAD should be examined in conjunction with net income as presented elsewhere in this press release.

Normalized FFO and FAD Guidance for the Year Ending December 31, 2008

The following table illustrates the Company’s normalized FFO and FAD per diluted common share guidance for the year ending December 31, 2008:

	GUIDANCE For the Year Ending December 31, 2008
Net income applicable to common shares	$1.36	—	$1.43
Adjustments:
Depreciation and amortization on real estate assets and depreciation related to minority interest	1.70	—	1.70

FFO	3.06	—	3.13
Adjustments:
Income tax benefit, gain/loss on foreign currency, and merger-related expenses, net	(0.31)	—	(0.31)

Normalized FFO	2.75	—	2.82
Straight-lining of rental income and routine capital expenditures	(0.19)	—	(0.19)

FAD	$2.56	—	$2.63

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Ventas Reports Second Quarter Results

August 5, 2008

Net Debt to Pro Forma EBITDA

The following pro forma information considers the effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the trailing twelve months ended June 30, 2008, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) (dollars in thousands):

Pro forma net income for the twelve months ended
June 30, 2008	$173,175
Add back:
Pro forma interest (including discontinued operations)	215,081
Pro forma depreciation and amortization (including discontinued operations)	273,420
Stock-based compensation	8,149
Loss on extinguishment of debt	28
Income tax benefit	(36,181)
Minority interest	2,820
Net gain on real estate disposals	(25,869)
Other taxes	1,610

Pro forma EBITDA	$612,233

As of June 30, 2008:
Debt	$3,251,418
Cash	(38,429)

Net debt	$3,212,989

Net debt to pro forma EBITDA	5.2	x

The Company considers EBITDA a profitability measure which indicates the Company’s ability to service debt. The Company considers the net debt to pro forma EBITDA ratio a useful measure to evaluate the Company’s ability to pay its indebtedness. EBITDA presented herein is not necessarily comparable to EBITDA presented by other companies due to the fact that not all companies use the same definition. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is EBITDA necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, EBITDA should be examined in conjunction with net income as presented elsewhere in this press release.

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Ventas Reports Second Quarter Results

August 5, 2008

Non-GAAP Financial Measures Reconciliation (In thousands, except per share amounts)

	For the Six Months Ended June 30,
	2008	2007
Net income applicable to common shares	$103,118	$219,704
Adjustments:
Depreciation and amortization on real estate assets	129,271	88,982
Depreciation on real estate assets related to minority interest	(3,079)	(938)
Discontinued operations:
Gain on sale of real estate assets	(25,869)	(129,478)
Depreciation and amortization on real estate assets	176	1,866

FFO	203,617	180,136
Gain on foreign currency hedge	—	(24,314)
Preferred stock issuance costs	—	1,750
Bridge loan fee	—	2,550
Merger-related expenses	1,880	792
Gain on sale of securities	—	(864)
Income tax benefit	(14,575)	(5,856)
Loss on extinguishment of debt	116	—

Normalized FFO	191,038	154,194

Straight-lining of rental income	(7,429)	(8,606)
Routine capital expenditures	(1,956)	(1,202)

FAD	$181,653	$144,386

Per diluted share(1):
Net income applicable to common shares	$0.75	$1.96
Adjustments:
Depreciation and amortization on real estate assets	0.94	0.79
Depreciation on real estate assets related to minority interest	(0.02)	(0.01)
Discontinued operations:
Gain on sale of real estate assets	(0.19)	(1.15)
Depreciation and amortization on real estate assets	—	0.02

FFO	1.48	1.60
Gain on foreign currency hedge	—	(0.22)
Preferred stock issuance costs	—	0.02
Bridge loan fee	—	0.02
Merger-related expenses	0.01	0.01
Gain on sale of securities	—	(0.01)
Deferred tax benefit	(0.11)	(0.05)
Loss on extinguishment of debt	—	—

Normalized FFO	1.39	1.37
Straight-lining of rental income	(0.05)	(0.08)
Routine capital expenditures	(0.01)	(0.01)

FAD	$1.32	$1.29

(1)	Per share amounts may not add due to rounding.

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